ALLIANCEBERNSTEIN QUASAR FUND, INC.

                      ARTICLES OF AMENDMENT

                      (Changing its Name to
          AllianceBernstein Small Cap Growth Fund, Inc.)

          AllianceBernstein Quasar Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore
City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

          SECOND: The name of the corporation (hereinafter called the "Corporation") is AllianceBernstein Small
          Cap Growth Fund, Inc.

          SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          THIRD: This amendment to the charter of the Corporation will be effective on November 1, 2003, as permitted by Section
2-610.1 of the Maryland General Corporation Law.


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          IN WITNESS WHEREOF, AllianceBernstein Quasar Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by John D. Carifa, President of the Corporation, and witnessed by Domenick Pugliese, the Assistant Secretary of the Corporation, this 22nd day of October, 2003. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.



                                    ALLIANCEBERNSTEIN QUASAR
                                    FUND, INC.


                                    By:/s/ John D. Carifa
                                       ---------------------------
                                       John D. Carifa
                                       President

WITNESS:

/s/ Domenick Pugliese
-------------------------------
Domenick Pugliese
Assistant Secretary

00250.0073 #424519